Exhibit 16.1

W i l l i a m s & W e b s t e r, P . S .
Certified Public Accountants & Business Consultants
Bank of America Financial Center * 601 W. Riverside, Suite 1940 * Spokane, WA 99201 * Phone (509) 838-5111 * Fax (509) 838-5114

February 4, 2008

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:   Paw Spa, Inc.
       Commission File Number 333-147755

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated February 1, 2008.

Our independent auditor’s report on the financial statements of Paw Spa, Inc. for the period ended November 30, 2006 and 2005 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles or uncertainties.

There were no disagreements with Paw Spa, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington